EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2023

•Fourth quarter net income of $17.3 million;
•Linked quarter loan growth of 2.3%;
•Fourth quarter earnings per diluted common share of $0.57;
•Annualized return on fourth quarter average assets of 0.85%;
•Annualized return on fourth quarter average tangible common equity of 13.10%(1); and
•Nonperforming assets remain low at 0.05% of total assets.
Tyler, Texas (January 26, 2024) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter and year ended December 31, 2023. Southside reported net income of $17.3 million for the three months ended December 31, 2023, a decrease of $10.4 million, or 37.4%, compared to $27.7 million for the same period in 2022. Earnings per diluted common share decreased $0.30, or 34.5%, to $0.57 for the three months ended December 31, 2023, from $0.87 for the same period in 2022. The annualized return on average shareholders’ equity for the three months ended December 31, 2023, was 9.31%, compared to 15.08% for the same period in 2022.  The annualized return on average assets was 0.85% for the three months ended December 31, 2023, compared to 1.47% for the same period in 2022.
“During the latter part of the fourth quarter, we sold approximately $388 million of lower-yielding available for sale securities and recorded a $10.4 million net loss,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “The proceeds from these sales were largely reinvested in premium U.S. Agency mortgage-backed pools and to a lesser extent in loans. This reinvestment is estimated to increase net interest income and provide for a two-year payback of the loss incurred. Linked quarter, net interest income increased $1.2 million, while the net interest margin decreased slightly three basis points. Linked quarter, loans increased $103.9 million, or 2.3% and deposits increased $200.1 million, or 3.2%. The increase in deposits was primarily due to an increase in public funds.”
Operating Results for the Three Months Ended December 31, 2023
Net income was $17.3 million for the three months ended December 31, 2023, compared to $27.7 million for the same period in 2022, a decrease of $10.4 million, or 37.4%. Earnings per diluted common share were $0.57 and $0.87 for the three months ended December 31, 2023 and 2022, respectively. The decrease in net income was primarily a result of the decreases in noninterest income and net interest income and the increase in noninterest expense, partially offset by the decrease in income tax expense. Annualized returns on average assets and average shareholders’ equity for the three months ended December 31, 2023 were 0.85% and 9.31%, respectively, compared to 1.47% and 15.08%, respectively, for the three months ended December 31, 2022.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 53.30% and 50.86%, respectively, for the three months ended December 31, 2023, compared to 48.92% and 46.38%, respectively, for the three months ended December 31, 2022, and 54.86% and 52.29%, respectively, for the three months ended September 30, 2023.
Net interest income for the three months ended December 31, 2023 was $54.5 million, compared to $56.8 million for the same period in 2022, a decrease of 4.1%. The decrease in net interest income was due to the increase in interest expense on our interest bearing liabilities due to higher interest rates and an increase in the average balance of our interest bearing liabilities, partially offset by the increase in interest income, a result of the increase in the average yield and average balance of interest earning assets. Linked quarter, net interest income increased $1.2 million, or 2.3%, compared to $53.3 million during the three months ended September 30, 2023. The increase in net interest income was largely due to the increases in the average balance of interest earning assets and average yield of interest earning assets, partially offset by the increases in the average rate paid on our interest bearing liabilities and the average balance of interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) decreased to 2.83% and 2.99%, respectively, for the three months ended December 31, 2023, compared to 3.19% and 3.40%, respectively, for the same period in 2022. Linked quarter, net interest margin and tax-equivalent net interest margin(1) decreased from 2.85% and 3.02%, respectively for the three months ended September 30, 2023.
Noninterest income was $2.5 million for the three months ended December 31, 2023, a decrease of $8.3 million, or 76.8%, compared to $10.8 million for the same period in 2022. On a linked quarter basis, noninterest income decreased $8.3 million, or 76.9%, compared to the three months ended September 30, 2023. Both decreases were due to a net loss on sale of securities

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available for sale (“AFS”) of $10.4 million for the three months ended December 31, 2023, partially offset by an increase in bank owned life insurance (“BOLI”) income related to a $2.0 million death benefit realized in the fourth quarter of 2023.
Noninterest expense increased $1.6 million, or 4.8%, to $35.2 million for the three months ended December 31, 2023, compared to $33.6 million for the same period in 2022, due to increases in other noninterest expense, software and data processing expense and FDIC insurance, partially offset by a decrease in net occupancy expense. On a linked quarter basis, noninterest expense decreased by $0.4 million, or 1.0%, compared to the three months ended September 30, 2023.
Income tax expense decreased $2.1 million, or 48.6%, for the three months ended December 31, 2023, compared to the same period in 2022. On a linked quarter basis, income tax expense decreased $0.9 million, or 29.3%. Our effective tax rate (“ETR”) decreased to 11.3% for the three months ended December 31, 2023, compared to 13.4% for the three months ended December 31, 2022, and decreased from 14.5% for the three months ended September 30, 2023. The lower ETR for the three months ended December 31, 2023 compared to the same period in 2022, was primarily due to an increase in tax-exempt income as a percentage of pre-tax income.
Operating Results for the Year Ended December 31, 2023
Net income was $86.7 million for the year ended December 31, 2023, compared to $105.0 million for the same period in 2022, a decrease of $18.3 million, or 17.5%. Earnings per diluted common share were $2.82 for the year ended December 31, 2023, compared to $3.26 for the same period in 2022, a decrease of 13.5%. The decrease in net income was primarily a result of the increase in noninterest expense, the decrease in noninterest income and the increase in provision for credit losses, partially offset by the increase in net interest income. Returns on average assets and average shareholders’ equity for the year ended December 31, 2023 were 1.11% and 11.50%, respectively, compared to 1.43% and 13.42%, respectively, for the year ended December 31, 2022.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 53.81% and 51.30%, respectively, for the year ended December 31, 2023, compared to 50.05% and 47.39%, respectively, for the year ended December 31, 2022.
Net interest income was $215.0 million for the year ended December 31, 2023, compared to $212.3 million for the same period in 2022, due to the increase in interest income, a result of the increase in the average yield and average balance of our interest earning assets, partially offset by the increase in average rate paid and average balance of our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) were 2.92% and 3.09%, respectively, for the year ended December 31, 2023, compared to 3.11% and 3.32%, respectively, for the same period in 2022. The decrease in net interest margin was due to larger average rate and balance increases on our interest-bearing liabilities when compared to the interest earning assets during the year ended December 31, 2023.
Noninterest income was $35.8 million for the year ended December 31, 2023, a decrease of $5.0 million, or 12.3%, compared to $40.9 million for the same period in 2022. The decrease was due to an increase in net loss on sale of securities AFS and a decrease in other noninterest income, partially offset by a net gain on sale of equity securities and an increase in BOLI income related to death benefits realized during the year ended December 31, 2023.
Noninterest expense was $140.6 million for the year ended December 31, 2023, compared to $130.3 million for the same period in 2022, an increase of $10.3 million, or 7.9%. The increase was due to increases in other noninterest expense, salaries and employee benefits, software and data processing expense, FDIC insurance and advertising, travel and entertainment.
Income tax expense decreased $0.2 million, or 1.2%, for the year ended December 31, 2023, compared to the same period in 2022. Our ETR was approximately 14.3% and 12.2% for the year ended December 31, 2023 and 2022, respectively. The higher ETR for the year ended December 31, 2023, as compared to the same period in 2022, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At December 31, 2023, Southside had $8.28 billion in total assets, compared to $7.56 billion at December 31, 2022 and $7.97 billion at September 30, 2023.
Loans at December 31, 2023 were $4.52 billion, an increase of $376.8 million, or 9.1%, compared to $4.15 billion at December 31, 2022. Linked quarter, loans increased $103.9 million, or 2.3%, due to increases of $69.2 million in construction loans, $51.1 million in commercial real estate loans, and $7.2 million in 1-4 family residential loans. These increases were partially offset by a decrease of $18.9 million in commercial loans, $4.5 million in loans to individuals and $0.3 million in municipal loans. Loans held for sale at December 31, 2023 were $10.9 million, an increase of $10.2 million, compared to $667,000 at December 31, 2022. The increase was primarily due to the transfer of an $8.1 million commercial real estate loan relationship to loans held for sale that included a write down of $788,000 to fair value.
Securities at December 31, 2023 were $2.60 billion, a decrease of $22.4 million, or 0.9%, compared to $2.63 billion at December 31, 2022. Linked quarter, securities decreased $40.1 million, or 1.5%, from $2.64 billion at September 30, 2023.
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Deposits at December 31, 2023 were $6.55 billion, an increase of $351.7 million, or 5.7%, compared to $6.20 billion at December 31, 2022. Linked quarter, deposits increased $200.1 million, or 3.2%, from $6.35 billion at September 30, 2023. During the three months ended December 31, 2023, public fund deposits increased $145.4 million, or 13.6%, and brokered deposits increased $38.4 million, or 4.9%, compared to September 30, 2023.
At December 31, 2023, we had 180,057 total deposit accounts with an average balance of $32,000. Our estimated uninsured deposits was 37.5% as of December 31, 2023. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 19.0% as of December 31, 2023. We continued to increase interest rates paid on deposits during the quarter in order to retain deposits and to remain competitive with current pricing in the market. Our noninterest bearing deposits represent approximately 21.2% of total deposits. Linked quarter, our cost of interest bearing deposits increased 25 basis points from 2.58% in the prior quarter to 2.83%. Linked quarter, our cost of total deposits increased 22 basis points from 1.98% in the prior quarter to 2.20%.
Our cost of interest bearing deposits increased 168 basis points, from 0.66% for the year ended December 31, 2022, to 2.34% for the year ended December 31, 2023. Our cost of total deposits increased 129 basis points, from 0.48% for the year ended December 31, 2022, to 1.77% for the year ended December 31, 2023.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the fourth quarter ended December 31, 2023, we purchased 146,580 shares of the Company’s common stock at an average price of $28.54 authorized pursuant to the Stock Repurchase Plan. Repurchases may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time. We have not purchased any common stock pursuant to the Stock Repurchase Plan subsequent to December 31, 2023.
We utilized the Federal Reserve’s Bank Term Funding Program (“BTFP”) to reduce our overall funding costs and to enhance our interest rate risk position. As of December 31, 2023, our BTFP borrowings of $117.7 million were at a cost of 4.37%. As of December 31, 2023, our total available contingent liquidity, net of current outstanding borrowings, was $2.22 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at December 31, 2023 were $4.0 million, or 0.05% of total assets, a decrease of $6.9 million, or 63.2%, compared to $10.9 million, or 0.14% of total assets, at December 31, 2022. The decrease in nonperforming assets was primarily due to the adoption of ASU 2022-02 on January 1, 2023, which allowed for the prospective exclusion of loan modifications that are performing but would have previously required disclosure as troubled debt restructures in nonperforming assets. Linked quarter, nonperforming assets decreased from $4.4 million at September 30, 2023 due to a decrease of $0.4 million, or 9.9%, in nonaccrual loans.
The allowance for loan losses totaled $42.7 million, or 0.94% of total loans, at December 31, 2023, compared to $36.5 million, or 0.88% of total loans, at December 31, 2022. The increase in the allowance as a percentage of total loans was primarily due to increased economic and repricing concerns forecasted in our CECL model when compared to December 31, 2022. The allowance for loan losses was $41.8 million, or 0.94% of total loans, at September 30, 2023.
For the three months ended December 31, 2023, we recorded a provision for credit losses for loans of $2.2 million, compared to $0.5 million and $6.3 million for the three months ended December 31, 2022 and September 30, 2023, respectively. We recorded a provision for credit losses for loans of $8.9 million and $1.9 million for the years ended December 31, 2023 and 2022, respectively. Net charge-offs were $1.3 million for the three months ended December 31, 2023, compared to net charge-offs of $0.5 million and $0.9 million for the three months ended December 31, 2022 and September 30, 2023, respectively. Net charge-offs were $2.8 million for the year ended December 31, 2023, compared to net charge-offs of $0.7 million for the year ended December 31, 2022.
We recorded a provision for credit losses for off-balance-sheet credit exposures of $0.1 million, $1.6 million and $0.6 million for the three month periods ending December 31, 2023, December 31, 2022 and September 30, 2023, respectively. We recorded a provision for credit losses for off-balance-sheet credit exposures of $0.2 million and $1.3 million for the years ended December 31, 2023 and 2022, respectively. The balance of the allowance for off-balance-sheet credit exposures at December 31, 2023 and 2022, was $3.9 million and $3.7 million, respectively, and is included in other liabilities.
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Dividend
Southside Bancshares, Inc. declared a fourth quarter cash dividend of $0.35 per share and a special cash dividend of $0.02 per share on November 2, 2023, which was paid on December 7, 2023, to all shareholders of record as of November 22, 2023.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year ended December 31, 2023 financial results on Friday, January 26, 2024 at 11:00 a.m. CDT.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BIf5050b70aa774d69bbaa7dd6b7a57b27 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.28 billion in assets as of December 31, 2023, that owns 100% of Southside Bank.  Southside Bank currently has 55 branches in Texas and operates a network of 73 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors,” in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 under “Part II - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2023				2022
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
ASSETS
Cash and due from banks	$122,021	$105,601	$114,707	$101,109	$106,143
Interest earning deposits	391,719	106,094	14,059	151,999	9,276
Federal funds sold	46,770	114,128	78,347	57,384	83,833
Securities available for sale, at estimated fair value	1,296,294	1,335,560	1,339,821	1,437,222	1,299,014
Securities held to maturity, at net carrying value	1,307,053	1,307,886	1,308,472	1,308,457	1,326,729
Total securities	2,603,347	2,643,446	2,648,293	2,745,679	2,625,743
Federal Home Loan Bank stock, at cost	11,936	12,778	10,801	16,696	9,190
Loans held for sale	10,894	1,382	1,666	407	667
Loans	4,524,510	4,420,633	4,329,043	4,152,644	4,147,691
Less: Allowance for loan losses	(42,674)	(41,760)	(36,303)	(36,332)	(36,515)
Net loans	4,481,836	4,378,873	4,292,740	4,116,312	4,111,176
Premises & equipment, net	138,950	139,473	139,801	141,363	141,256
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	2,925	3,295	3,702	4,144	4,622
Bank owned life insurance	136,330	135,737	134,951	134,635	133,911
Other assets	137,070	130,545	167,069	121,501	131,703
Total assets	$8,284,914	$7,972,468	$7,807,252	$7,792,345	$7,558,636

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,390,407	$1,431,285	$1,466,756	$1,543,413	$1,671,562
Interest bearing deposits	5,159,274	4,918,286	4,650,931	4,294,807	4,526,457
Total deposits	6,549,681	6,349,571	6,117,687	5,838,220	6,198,019
Other borrowings and Federal Home Loan Bank borrowings	722,468	608,038	683,348	958,810	374,511
Subordinated notes, net of unamortized debt issuance costs	93,877	93,838	93,796	98,710	98,674
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,270	60,269	60,267	60,266	60,265
Other liabilities	85,330	132,157	86,993	85,309	81,170
Total liabilities	7,511,626	7,243,873	7,042,091	7,041,315	6,812,639
Shareholders' equity	773,288	728,595	765,161	751,030	745,997
Total liabilities and shareholders' equity	$8,284,914	$7,972,468	$7,807,252	$7,792,345	$7,558,636

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2023				2022
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Income Statement:
Total interest income	$98,939	$93,078	$86,876	$80,848	$75,128
Total interest expense	44,454	39,805	32,960	27,495	18,286
Net interest income	54,485	53,273	53,916	53,353	56,842
Provision for (reversal of) credit losses	2,281	6,987	(74)	(40)	2,086
Net interest income after provision for (reversal of) credit losses	52,204	46,286	53,990	53,393	54,756
Noninterest income
Deposit services	6,305	6,479	6,291	6,422	6,478
Net gain (loss) on sale of securities available for sale	(10,386)	11	(3,455)	(2,146)	—
Net gain on sale of equity securities	—	—	2,642	2,416	—
Gain on sale of loans	178	96	185	104	36
Trust fees	1,431	1,522	1,490	1,467	1,571
Bank owned life insurance	2,602	790	756	1,675	516
Brokerage services	944	760	904	697	727
Other	1,427	1,178	1,651	1,398	1,438
Total noninterest income	2,501	10,836	10,464	12,033	10,766
Noninterest expense
Salaries and employee benefits	21,152	21,241	21,376	21,856	20,967
Net occupancy	3,474	3,796	3,690	3,734	3,973
Advertising, travel & entertainment	1,127	1,062	854	1,050	1,188
ATM expense	318	358	320	355	360
Professional fees	1,315	1,472	1,192	1,372	1,473
Software and data processing	2,644	2,432	2,264	2,055	1,741
Communications	435	359	348	327	387
FDIC insurance	892	902	1,220	544	511
Amortization of intangibles	370	407	442	478	515
Other	3,456	3,524	3,287	3,078	2,446
Total noninterest expense	35,183	35,553	34,993	34,849	33,561
Income before income tax expense	19,522	21,569	29,461	30,577	31,961
Income tax expense	2,206	3,120	4,568	4,543	4,293
Net income	$17,316	$18,449	$24,893	$26,034	$27,668

Common Share Data:
Weighted-average basic shares outstanding	30,235	30,502	30,721	31,372	31,896
Weighted-average diluted shares outstanding	30,276	30,543	30,754	31,464	31,964
Common shares outstanding end of period	30,249	30,338	30,532	31,121	31,547
Earnings per common share
Basic	$0.57	$0.60	$0.81	$0.83	$0.87
Diluted	0.57	0.60	0.81	0.83	0.87
Book value per common share	25.56	24.02	25.06	24.13	23.65
Tangible book value per common share	18.82	17.28	18.35	17.54	17.13
Cash dividends paid per common share	0.37	0.35	0.35	0.35	0.38

Selected Performance Ratios:
Return on average assets	0.85%	0.93%	1.29%	1.38%	1.47%
Return on average shareholders’ equity	9.31	9.50	13.32	13.92	15.08
Return on average tangible common equity (1)	13.10	13.17	18.59	19.36	21.35
Average yield on earning assets (FTE) (1)	5.30	5.15	5.00	4.76	4.43
Average rate on interest bearing liabilities	3.04	2.84	2.45	2.14	1.48
Net interest margin (FTE) (1)	2.99	3.02	3.17	3.21	3.40
Net interest spread (FTE) (1)	2.26	2.31	2.55	2.62	2.95
Average earning assets to average interest bearing liabilities	131.65	133.24	134.12	137.67	143.66
Noninterest expense to average total assets	1.73	1.79	1.82	1.85	1.78
Efficiency ratio (FTE) (1)	50.86	52.29	51.06	50.99	46.38
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2023				2022
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Nonperforming Assets:	$4,001	$4,381	$3,059	$3,180	$10,862
Nonaccrual loans	3,889	4,316	3,017	3,169	2,846
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans (1)	13	15	—	—	7,849
Other real estate owned	99	50	—	—	93
Repossessed assets	—	—	42	11	74

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.09%	0.10%	0.07%	0.08%	0.07%
Ratio of nonperforming assets to:
Total assets	0.05	0.05	0.04	0.04	0.14
Total loans	0.09	0.10	0.07	0.08	0.26
Total loans and OREO	0.09	0.10	0.07	0.08	0.26
Ratio of allowance for loan losses to:
Nonaccruing loans	1,097.30	967.56	1,203.28	1,146.48	1,283.03
Nonperforming assets	1,066.58	953.21	1,186.76	1,142.52	336.17
Total loans	0.94	0.94	0.84	0.87	0.88
Net charge-offs (recoveries) to average loans outstanding	0.11	0.08	0.03	0.03	0.05

Capital Ratios:
Shareholders’ equity to total assets	9.33	9.14	9.80	9.64	9.87
Common equity tier 1 capital	12.28	12.27	12.32	12.73	12.63
Tier 1 risk-based capital	13.32	13.31	13.37	13.81	13.70
Total risk-based capital	15.73	15.71	15.68	16.28	16.11
Tier 1 leverage capital	9.39	9.61	9.69	9.83	9.96
Period end tangible equity to period end tangible assets (2)	7.04	6.75	7.37	7.19	7.35
Average shareholders’ equity to average total assets	9.13	9.76	9.72	9.94	9.72

(1)Pursuant to our adoption of ASU 2022-02, effective January 1, 2023, we prospectively discontinued the recognition and measurement guidance previously required on troubled debt restructures. As a result, “restructured” loans beginning March 31, 2023, exclude any loan modifications that are performing but would have previously required disclosure as troubled debt restructures.
(2)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2023				2022
Loan Portfolio Composition	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Real Estate Loans:
Construction	$789,744	$720,515	$657,354	$591,894	$559,681
1-4 Family Residential	696,738	689,492	684,878	672,595	663,519
Commercial	2,168,451	2,117,306	2,100,338	1,990,861	1,987,707
Commercial Loans	366,893	385,816	383,724	388,182	412,064
Municipal Loans	441,168	441,512	435,211	438,566	450,067
Loans to Individuals	61,516	65,992	67,538	70,546	74,653
Total Loans	$4,524,510	$4,420,633	$4,329,043	$4,152,644	$4,147,691

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$41,760	$36,303	$36,332	$36,515	$36,506
Loans charged-off	(1,572)	(1,262)	(737)	(633)	(864)
Recoveries of loans charged-off	284	378	430	362	383
Net loans (charged-off) recovered	(1,288)	(884)	(307)	(271)	(481)
Provision for (reversal of) loan losses	2,202	6,341	278	88	490
Balance at end of period	$42,674	$41,760	$36,303	$36,332	$36,515

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,853	$3,207	$3,559	$3,687	$2,091
Provision for (reversal of) off-balance-sheet credit exposures	79	646	(352)	(128)	1,596
Balance at end of period	$3,932	$3,853	$3,207	$3,559	$3,687
Total Allowance for Credit Losses	$46,606	$45,613	$39,510	$39,891	$40,202
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
	2023	2022
Income Statement:
Total interest income	$359,741	$252,981
Total interest expense	144,714	40,640
Net interest income	215,027	212,341
Provision for (reversal of) credit losses	9,154	3,241
Net interest income after provision for (reversal of) credit losses	205,873	209,100
Noninterest income
Deposit services	25,497	25,843
Net gain (loss) on sale of securities available for sale	(15,976)	(3,819)
Net gain on sale of equity securities	5,058	—
Gain on sale of loans	563	531
Trust fees	5,910	5,992
Bank owned life insurance	5,823	2,647
Brokerage services	3,305	3,335
Other	5,654	6,328
Total noninterest income	35,834	40,857
Noninterest expense
Salaries and employee benefits	85,625	82,633
Net occupancy	14,694	15,130
Advertising, travel & entertainment	4,093	3,430
ATM expense	1,351	1,314
Professional fees	5,351	4,959
Software and data processing	9,395	6,847
Communications	1,469	1,896
FDIC insurance	3,558	1,945
Amortization of intangibles	1,697	2,273
Other	13,345	9,899
Total noninterest expense	140,578	130,326
Income before income tax expense	101,129	119,631
Income tax expense	14,437	14,611
Net income	$86,692	$105,020
Common Share Data:
Weighted-average basic shares outstanding	30,704	32,120
Weighted-average diluted shares outstanding	30,759	32,251
Common shares outstanding end of period	30,249	31,547
Earnings per common share
Basic	$2.82	$3.27
Diluted	2.82	3.26
Book value per common share	25.56	23.65
Tangible book value per common share	18.82	17.13
Cash dividends paid per common share	1.42	1.40

Selected Performance Ratios:
Return on average assets	1.11%	1.43%
Return on average shareholders’ equity	11.50	13.42
Return on average tangible common equity (1)	16.03	18.56
Average yield on earning assets (FTE) (1)	5.06	3.92
Average rate on interest bearing liabilities	2.64	0.85
Net interest margin (FTE) (1)	3.09	3.32
Net interest spread (FTE) (1)	2.42	3.07
Average earning assets to average interest bearing liabilities	134.07	143.25
Noninterest expense to average total assets	1.80	1.77
Efficiency ratio (FTE) (1)	51.30	47.39
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
	2023	2022
Nonperforming Assets:	$4,001	$10,862
Nonaccrual loans	3,889	2,846
Accruing loans past due more than 90 days	—	—
Restructured loans (1)	13	7,849
Other real estate owned	99	93
Repossessed assets	—	74

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.09%	0.07%
Ratio of nonperforming assets to:
Total assets	0.05	0.14
Total loans	0.09	0.26
Total loans and OREO	0.09	0.26
Ratio of allowance for loan losses to:
Nonaccruing loans	1,097.30	1,283.03
Nonperforming assets	1,066.58	336.17
Total loans	0.94	0.88
Net charge-offs (recoveries) to average loans outstanding	0.06	0.02

Capital Ratios:
Shareholders’ equity to total assets	9.33	9.87
Common equity tier 1 capital	12.28	12.63
Tier 1 risk-based capital	13.32	13.70
Total risk-based capital	15.73	16.11
Tier 1 leverage capital	9.39	9.96
Period end tangible equity to period end tangible assets (2)	7.04	7.35
Average shareholders’ equity to average total assets	9.63	10.65

(1)Pursuant to our adoption of ASU 2022-02, effective January 1, 2023, we prospectively discontinued the recognition and measurement guidance previously required on troubled debt restructures. As a result, “restructured” loans beginning March 31, 2023, exclude any loan modifications that are performing but would have previously required disclosure as troubled debt restructures.
(2)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31,
Loan Portfolio Composition	2023	2022
Real Estate Loans:
Construction	$789,744	$559,681
1-4 Family Residential	696,738	663,519
Commercial	2,168,451	1,987,707
Commercial Loans	366,893	412,064
Municipal Loans	441,168	450,067
Loans to Individuals	61,516	74,653
Total Loans	$4,524,510	$4,147,691

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$36,515	$35,273
Loans charged-off	(4,204)	(2,584)
Recoveries of loans charged-off	1,454	1,888
Net loans (charged-off) recovered	(2,750)	(696)
Provision for (reversal of) loan losses	8,909	1,938
Balance at end of period	$42,674	$36,515

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,687	$2,384
Provision for (reversal of) off-balance-sheet credit exposures	245	1,303
Balance at end of period	$3,932	$3,687
Total Allowance for Credit Losses	$46,606	$40,202

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	December 31, 2023			September 30, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,473,618	$67,886	6.02%	$4,396,184	$64,758	5.84%
Loans held for sale	1,858	27	5.77%	1,537	26	6.71%
Securities:
Taxable investment securities (2)	852,023	7,970	3.71%	912,789	8,731	3.79%
Tax-exempt investment securities (2)	1,456,187	15,688	4.27%	1,510,044	16,232	4.26%
Mortgage-backed and related securities (2)	581,548	6,865	4.68%	442,908	4,426	3.96%
Total securities	2,889,758	30,523	4.19%	2,865,741	29,389	4.07%
Federal Home Loan Bank stock, at cost, and equity investments	24,674	296	4.76%	22,363	265	4.70%
Interest earning deposits	150,763	2,054	5.41%	37,891	535	5.60%
Federal funds sold	93,149	1,286	5.48%	94,441	1,253	5.26%
Total earning assets	7,633,820	102,072	5.30%	7,418,157	96,226	5.15%
Cash and due from banks	110,380			106,348
Accrued interest and other assets	374,120			400,850
Less: Allowance for loan losses	(41,822)			(36,493)
Total assets	$8,076,498			$7,888,862
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$610,453	1,432	0.93%	$622,246	1,458	0.93%
Certificates of deposit	910,759	9,691	4.22%	949,894	9,443	3.94%
Interest bearing demand accounts	3,469,120	24,498	2.80%	3,189,048	20,050	2.49%
Total interest bearing deposits	4,990,332	35,621	2.83%	4,761,188	30,951	2.58%
Federal Home Loan Bank borrowings	262,709	1,430	2.16%	230,184	1,174	2.02%
Subordinated notes, net of unamortized debt issuance costs	93,859	965	4.08%	93,817	962	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,269	1,195	7.87%	60,268	1,178	7.75%
Repurchase agreements	96,622	1,008	4.14%	104,070	1,048	4.00%
Other borrowings	294,683	4,235	5.70%	317,913	4,492	5.61%
Total interest bearing liabilities	5,798,474	44,454	3.04%	5,567,440	39,805	2.84%
Noninterest bearing deposits	1,424,961			1,441,738
Accrued expenses and other liabilities	115,388			109,490
Total liabilities	7,338,823			7,118,668
Shareholders’ equity	737,675			770,194
Total liabilities and shareholders’ equity	$8,076,498			$7,888,862
Net interest income (FTE)		$57,618			$56,421
Net interest margin (FTE)			2.99%			3.02%
Net interest spread (FTE)			2.26%			2.31%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2023 and September 30, 2023, loans totaling $3.9 million and $4.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2023			March 31, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,197,130	$59,334	5.67%	$4,128,775	$55,453	5.45%
Loans held for sale	1,664	23	5.54%	1,662	20	4.88%
Securities:
Taxable investment securities (2)	925,445	8,773	3.80%	690,864	5,712	3.35%
Tax-exempt investment securities (2)	1,562,232	16,182	4.15%	1,692,700	16,466	3.95%
Mortgage-backed and related securities (2)	401,427	3,830	3.83%	455,811	4,329	3.85%
Total securities	2,889,104	28,785	4.00%	2,839,375	26,507	3.79%
Federal Home Loan Bank stock, at cost, and equity investments	21,480	379	7.08%	31,470	245	3.16%
Interest earning deposits	56,604	742	5.26%	87,924	1,033	4.76%
Federal funds sold	59,186	748	5.07%	72,630	837	4.67%
Total earning assets	7,225,168	90,011	5.00%	7,161,836	84,095	4.76%
Cash and due from banks	103,559			107,765
Accrued interest and other assets	419,420			398,709
Less: Allowance for loan losses	(36,512)			(36,690)
Total assets	$7,711,635			$7,631,620
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$648,560	1,430	0.88%	$665,919	1,313	0.80%
Certificates of deposit	797,992	6,365	3.20%	787,887	5,407	2.78%
Interest bearing demand accounts	2,841,818	13,884	1.96%	2,983,218	13,186	1.79%
Total interest bearing deposits	4,288,370	21,679	2.03%	4,437,024	19,906	1.82%
Federal Home Loan Bank borrowings	211,309	1,032	1.96%	404,199	3,141	3.15%
Subordinated notes, net of unamortized debt issuance costs	97,804	994	4.08%	98,693	999	4.11%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,266	1,100	7.32%	60,265	1,031	6.94%
Repurchase agreements	97,915	883	3.62%	65,435	492	3.05%
Other borrowings	631,447	7,272	4.62%	136,700	1,926	5.71%
Total interest bearing liabilities	5,387,111	32,960	2.45%	5,202,316	27,495	2.14%
Noninterest bearing deposits	1,490,445			1,588,725
Accrued expenses and other liabilities	84,252			81,829
Total liabilities	6,961,808			6,872,870
Shareholders’ equity	749,827			758,750
Total liabilities and shareholders’ equity	$7,711,635			$7,631,620
Net interest income (FTE)		$57,051			$56,600
Net interest margin (FTE)			3.17%			3.21%
Net interest spread (FTE)			2.55%			2.62%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2023 and March 31, 2023, loans totaling $3.0 million and $3.2 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2022
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,103,429	$52,650	5.09%
Loans held for sale	1,087	15	5.47%
Securities:
Taxable investment securities (2)	622,004	4,804	3.06%
Tax-exempt investment securities (2)	1,730,233	15,652	3.59%
Mortgage-backed and related securities (2)	483,914	4,614	3.78%
Total securities	2,836,151	25,070	3.51%
Federal Home Loan Bank stock, at cost, and equity investments	22,616	212	3.72%
Interest earning deposits	10,974	108	3.90%
Federal funds sold	84,858	774	3.62%
Total earning assets	7,059,115	78,829	4.43%
Cash and due from banks	108,200
Accrued interest and other assets	356,248
Less: Allowance for loan losses	(36,602)
Total assets	$7,486,961
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$676,654	758	0.44%
Certificates of deposit	645,972	3,035	1.86%
Interest bearing demand accounts	3,119,682	9,894	1.26%
Total interest bearing deposits	4,442,308	13,687	1.22%
Federal Home Loan Bank borrowings	189,939	1,623	3.39%
Subordinated notes, net of unamortized debt issuance costs	98,657	1,013	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,264	901	5.93%
Repurchase agreements	37,416	117	1.24%
Other borrowings	85,033	945	4.41%
Total interest bearing liabilities	4,913,617	18,286	1.48%
Noninterest bearing deposits	1,757,568
Accrued expenses and other liabilities	88,024
Total liabilities	6,759,209
Shareholders’ equity	727,752
Total liabilities and shareholders’ equity	$7,486,961
Net interest income (FTE)		$60,543
Net interest margin (FTE)			3.40%
Net interest spread (FTE)			2.95%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2022, loans totaling $2.8 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Unaudited)
(Dollars in thousands)

	Year Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,300,138	$247,431	5.75%	$3,918,249	$173,355	4.42%
Loans held for sale	1,681	96	5.71%	1,098	48	4.37%
Securities:
Taxable investment securities (2)	845,907	31,186	3.69%	627,546	18,940	3.02%
Tax-exempt investment securities (2)	1,554,519	64,568	4.15%	1,675,227	56,389	3.37%
Mortgage-backed and related securities (2)	470,692	19,450	4.13%	496,940	16,639	3.35%
Total securities	2,871,118	115,204	4.01%	2,799,713	91,968	3.28%
Federal Home Loan Bank stock, at cost, and equity investments	24,971	1,185	4.75%	21,255	503	2.37%
Interest earning deposits	83,343	4,364	5.24%	37,898	362	0.96%
Federal funds sold	79,948	4,124	5.16%	44,454	1,126	2.53%
Total earning assets	7,361,199	372,404	5.06%	6,822,667	267,362	3.92%
Cash and due from banks	107,018			104,602
Accrued interest and other assets	397,860			457,782
Less: Allowance for loan losses	(37,890)			(35,962)
Total assets	$7,828,187			$7,349,089
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$636,603	5,633	0.88%	$671,402	1,838	0.27%
Certificates of deposit	862,211	30,906	3.58%	579,223	5,659	0.98%
Interest bearing demand accounts	3,122,319	71,618	2.29%	3,139,628	21,578	0.69%
Total interest bearing deposits	4,621,133	108,157	2.34%	4,390,253	29,075	0.66%
Federal Home Loan Bank borrowings	276,584	6,777	2.45%	135,926	3,291	2.42%
Subordinated notes, net of unamortized debt issuance costs	96,024	3,920	4.08%	98,604	4,015	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,267	4,504	7.47%	60,262	2,397	3.98%
Repurchase agreements	91,132	3,431	3.76%	29,919	199	0.67%
Other borrowings	345,544	17,925	5.19%	47,926	1,663	3.47%
Total interest bearing liabilities	5,490,684	144,714	2.64%	4,762,890	40,640	0.85%
Noninterest bearing deposits	1,485,896			1,712,849
Accrued expenses and other liabilities	97,509			90,988
Total liabilities	7,074,089			6,566,727
Shareholders’ equity	754,098			782,362
Total liabilities and shareholders’ equity	$7,828,187			$7,349,089
Net interest income (FTE)		$227,690			$226,722
Net interest margin (FTE)			3.09%			3.32%
Net interest spread (FTE)			2.42%			3.07%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2023 and 2022, loans totaling $3.9 million and $2.8 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-17

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Year Ended
	2023				2022	2023	2022
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$17,316	$18,449	$24,893	$26,034	$27,668	$86,692	$105,020
After-tax amortization expense	292	322	349	378	407	1,341	1,796
Adjusted net income available to common shareholders	$17,608	$18,771	$25,242	$26,412	$28,075	$88,033	$106,816

Average shareholders' equity	$737,675	$770,194	$749,827	$758,750	$727,752	$754,098	$782,362
Less: Average intangibles for the period	(204,267)	(204,658)	(205,086)	(205,555)	(206,049)	(204,887)	(206,889)
Average tangible shareholders' equity	$533,408	$565,536	$544,741	$553,195	$521,703	$549,211	$575,473

Return on average tangible common equity	13.10%	13.17%	18.59%	19.36%	21.35%	16.03%	18.56%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$773,288	$728,595	$765,161	$751,030	$745,997	$773,288	$745,997
Less: Intangible assets at end of period	(204,041)	(204,411)	(204,818)	(205,260)	(205,738)	(204,041)	(205,738)
Tangible common shareholders' equity at end of period	$569,247	$524,184	$560,343	$545,770	$540,259	$569,247	$540,259

Total assets at end of period	$8,284,914	$7,972,468	$7,807,252	$7,792,345	$7,558,636	$8,284,914	$7,558,636
Less: Intangible assets at end of period	(204,041)	(204,411)	(204,818)	(205,260)	(205,738)	(204,041)	(205,738)
Tangible assets at end of period	$8,080,873	$7,768,057	$7,602,434	$7,587,085	$7,352,898	$8,080,873	$7,352,898

Period end tangible equity to period end tangible assets	7.04%	6.75%	7.37%	7.19%	7.35%	7.04%	7.35%

Common shares outstanding end of period	30,249	30,338	30,532	31,121	31,547	30,249	31,547
Tangible book value per common share	$18.82	$17.28	$18.35	$17.54	$17.13	$18.82	$17.13

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$54,485	$53,273	$53,916	$53,353	$56,842	$215,027	$212,341
Tax-equivalent adjustments:
Loans	680	674	673	697	744	2,724	2,993
Tax-exempt investment securities	2,453	2,474	2,462	2,550	2,957	9,939	11,388
Net interest income (FTE) (1)	57,618	56,421	57,051	56,600	60,543	227,690	226,722
Noninterest income	2,501	10,836	10,464	12,033	10,766	35,834	40,857
Nonrecurring income (2)	8,376	(11)	226	(1,221)	—	7,370	2,982
Total revenue	$68,495	$67,246	$67,741	$67,412	$71,309	$270,894	$270,561

Noninterest expense	$35,183	$35,553	$34,993	$34,849	$33,561	$140,578	$130,326
Pre-tax amortization expense	(370)	(407)	(442)	(478)	(515)	(1,697)	(2,273)
Nonrecurring expense (3)	22	17	36	3	26	78	174
Adjusted noninterest expense	$34,835	$35,163	$34,587	$34,374	$33,072	$138,959	$128,227

Efficiency ratio	53.30%	54.86%	53.54%	53.57%	48.92%	53.81%	50.05%
Efficiency ratio (FTE) (1)	50.86%	52.29%	51.06%	50.99%	46.38%	51.30%	47.39%

Average earning assets	$7,633,820	$7,418,157	$7,225,168	$7,161,836	$7,059,115	$7,361,199	$6,822,667

Net interest margin	2.83%	2.85%	2.99%	3.02%	3.19%	2.92%	3.11%
Net interest margin (FTE) (1)	2.99%	3.02%	3.17%	3.21%	3.40%	3.09%	3.32%

Net interest spread	2.10%	2.14%	2.37%	2.44%	2.74%	2.25%	2.86%
Net interest spread (FTE) (1)	2.26%	2.31%	2.55%	2.62%	2.95%	2.42%	3.07%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, net gain on sale of equity securities, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses and branch closure expenses, in the periods where applicable.
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